Exhibit 99.3

Consent of Person About to Become a Director

The undersigned hereby consents to being named in the Registration Statement on Form F-1 filed by GCL Silicon Technology Holdings Inc. and in the related Prospectus forming a part thereof, and any amendment thereto (including any post-effective amendment and any Registration Statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933), as a person who will become a director of GCL Silicon Technology Holdings Inc.

John Koh